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                                                     Exhibit 10.1
                                                     of Form 10-Q



                            AGREEMENT
This Agreement is entered into by and between Synthetech, Inc.
(the "Company") and _______________ (the "Executive") as of
_________, 1997.

1.   Employment
The Company hereby agrees to employ Executive as ________________, and Executive hereby agrees to render his services to the Company in accordance with the terms and conditions of this Agreement. Executive shall have responsibilities normally associated with the ___________________ positions and have such other duties and authority as shall be determined from time to time by the President of the Company. During the term of his employment hereunder, Executive will devote substantially all of his business time and best efforts to the performance of his duties hereunder.

2.   Employment at Will
Both parties agree that the employment is on an "at will" basis and may be terminated by either party at any time and for any reason.

3.   Base Salary and Bonus
The Company shall pay Executive a monthly salary of $_______ on the last day of each month, payable in arrears. The parties acknowledge that Executive is considered to be exempt from statutory requirements governing overtime pay, and, accordingly, Executive will be expected to work such actual amount of time as may be necessary to fulfill Executive's duties and responsibilities. The Company in its sole discretion may also pay cash bonuses and/or grant stock options to Executive from time to time. The Company and Executive shall also review the monthly salary from time to time to determine whether an adjustment should be made prospectively. The monthly salary amount set forth in the first sentence of this Section 3 shall be deemed to be automatically amended upon the parties' agreement to adjust such salary as evidenced by an adjustment in the monthly paycheck delivered to the Executive.

4.   Rules and Regulations
Executive shall comply in all respects with the Company's rules and regulations.

5.   Executive Benefits
Executive shall be provided employee benefits in accordance with the Company's policies from time to time.

6.   Business Expenses
Reasonable travel, entertainment and other business expenses incurred by Executive in the performance of his duties hereunder shall be reimbursed by the Company in accordance with the Company's policies in effect from time to time.

7.   Noncompetition
(a) During the term of Executive's employment by the Company and for twelve (12) months thereafter, Executive agrees that he will not, without prior written consent of the Company (other than ownership of securities of publicly held corporations of which Executive owns less than one percent of any class of outstanding securities) directly or indirectly, whether as employee, officer, director, independent contractor, consultant, stockholder, partner, agent or otherwise, engage in or assist others to engage in or have any interest in any business which competes with the actual business of the Company anywhere within the marketing area served by the Company during the period of Executive's employment
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with the Company or with the demonstrably anticipated future business of the Company at the time of Executive's termination of employment.
(b) If the Company chooses, the Company may in its sole discretion extend the expiration of the noncompete period to 24 months after termination of employment by notifying Executive no later than nine months after the termination date of employment and paying the consideration set forth in Section 9(b) below.

8.   Nonsolicitation
(a)  While employed at the Company and for a period of twelve
(12) months thereafter, Executive will not directly or indirectly
(i) induce or attempt to influence directly or indirectly any employee of the Company to terminate his/her employment with the Company or to work for Executive or any other person or entity;
(ii) employ or offer employment to any person who was employed by the Company unless such person shall have ceased to be employed by the Company for a period of at least twelve (12) months;
(iii) make known to any person, firm or corporation the names and addresses of any vendors or customers of the Company or contacts of the Company or any other information pertaining to such persons; (iv) solicit, take away, or attempt to take away, any customers of the Company on whom Executive calls or with whom Executive becomes acquainted during Executive's employment with the Company, whether for Executive or for any other person, firm or corporation.
(b) If the Company chooses, the Company may in its sole discretion extend the expiration of the nonsolicitation period to 24 months after termination of employment by notifying Executive no later than nine months after the termination date of employment and paying the consideration set forth in
Section 10(b) below.

9.   Compensation for Noncompetition Agreement
(a)  As compensation for Executive's obligations under
Section 7(a) of this Agreement, the Company agrees to pay to Executive (i) twelve monthly installments equal to fifty percent (50%) of the average monthly base salary earned by Executive over the 12 months immediately preceding the termination of employment and (ii) twelve monthly cash installments for health insurance coverage. These cash installments for health insurance coverage shall equal the monthly cost of the health insurance coverage (at the time of Executive's termination of employment) required to be offered under COBRA to former employees. Such payments shall commence at the end of the first full month after Executive's termination of employment and at the end of each of the next
11 months thereafter.
(b) If the Company in its sole discretion desires to extend the expiration date of the noncompete to 24 months after the termination date of the Executive's employment with the Company, the Company shall continue to pay Executive the monthly sum calculated (i) pursuant to Section 9(a)(i) for 12 additional monthly installments and (ii) pursuant to Section 9(a)(ii) for 12 additional monthly installments, each commencing on the first anniversary of the first payment under Section 9(a) and at the end of the next 11 months thereafter.
(c) The Company's obligations under Section 9 shall terminate upon the death of the Executive. Thus, upon the death of Executive, Executive shall be paid any amounts due under
Section 9 prorated through the date of Executive's death.

10.  Compensation for Nonsolicitation Agreement
(a)  As compensation for Executive's obligations under
Section 8(a) of this Agreement, the Company agrees to pay to Executive twelve monthly installments equal to fifty percent (50%) of the average monthly base salary earned by Executive over the 12 months immediately preceding the termination of employment. Such payment shall commence at the end of the first full month after Executive's termination of employment and at the end of each of the next 11 months thereafter.
(b) If the Company in its sole discretion desires to extend the expiration date of the nonsolicitation to 24 months after the termination date of the Executive's employment with the Company, the Company shall continue to pay Executive the monthly sum calculated pursuant to Section 10(a) for 12 additional monthly installments, commencing on the first anniversary of the first payment under Section 10(a) and at the end of the next 11 months thereafter.
(c) The Company's obligations under Section 10 shall terminate upon the death of the Executive. Thus, upon the death of Executive, Executive shall be paid any amounts due under
Section 10 prorated through the date of Executive's death.
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11.  Declaration and Acknowledgement
Promptly after termination of his employment but in no event later than the date of the Company's first payment to Executive pursuant to this Agreement, Executive agrees to execute the Declaration and Acknowledgement attached as Exhibit A hereto.

12.  Term
This Agreement shall continue without a set termination date; provided, however, that either party may terminate this Agreement by delivering to the other party written notice of termination ("Termination Notice") two years prior to the effective termination date. Upon delivery of such notice, the Agreement shall terminate on the second anniversary of the delivery of the Termination Notice unless prior to the date of termination, Executive's employment by the Company shall have been terminated, in which case, this Agreement will terminate upon the first anniversary of the Executive's termination of employment, unless the Company shall have exercised its options pursuant to Sections 9(b) and 10(b), in which case this Agreement shall terminate on the second anniversary of Executive's termination of employment. Notwithstanding anything to the contrary in this Agreement, either party may terminate the employment relationship at any time and for any reason. Upon such termination, the Executive shall be paid his base salary prorated through the date of termination of employment and any additional amounts due under Sections 9 and 10.

13.  Remedies
Executive acknowledges that the provisions of Sections 7 and 8 hereof are reasonable and necessary for the protection of the Company and that the Company will be irrevocably damaged if such provisions are not specifically enforced. Accordingly, in the event of breach or threatened breach of the provisions of Section 7 or 8 hereof, it is understood and agreed that the Company shall be entitled to injunctive relief (without bond or other security being required) as well as any and all other applicable remedies at law and in equity. Should a court of competent jurisdiction declare any of these provisions unenforceable due to an unreasonable restriction, or for any other reason, such court shall have the express authority of the parties of this Agreement to reform such provisions and/or to grant the Company any and all other relief, at law or in equity, reasonably necessary to protect the interests of the Company. Executive expressly acknowledges that (i) he has had the opportunity to be represented by separate legal counsel in connection with the negotiation of this Agreement and (ii) he considers these provisions to be reasonable.

14.  No Waiver
The failure by either Executive or Company to require performance by the other with respect to any provision hereof shall not affect the right of such party to enforce such provision, nor shall the waiver by Executive or Company of any breach hereunder be deemed a waiver of any succeeding breach or a modification of any of the terms hereof.

15.  Entire Agreement
Executive agrees that this Agreement shall be governed for all purposes by the laws of the State of Oregon as such law applies to contracts to be performed within Oregon by residents of Oregon and that venue for any action arising out of this Agreement shall be proper only in Multnomah County, Oregon or in the United States Federal District Court for the District of Oregon. If any provision of this Agreement shall be declared excessively broad, it shall be construed so as to afford the Company the maximum protection permissible by law. This Agreement sets forth the entire Agreement of the parties as to Executive's employment at the Company and any representations, promises, or conditions in connection therewith not in writing and signed by both parties shall not be binding upon either party. The terms and conditions of this Agreement shall survive termination of employment hereunder.

16.  Withholding and Offset
Payment of salary and any other amounts to Executive will be subject to such withholding as may be required by law and any other offsets against amounts owing the Company by Executive.
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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the date first above written.

                          EXECUTIVE:

                          ______________________________________


                            Address:____________________________
                            ____________________________________


                          SYNTHETECH, INC.


                          By:___________________________________
                          Name:_________________________________
                          Title:________________________________

                            Address:    1290 Industrial Way
                                        Albany, OR  97321

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
                          EXHIBIT A

               Declaration and Acknowledgement
1. In connection with his termination of employment, the undersigned hereby declares and acknowledges as follows:
     a. He has returned to Synthetech, Inc. ("Synthetech") all keys, credit cards, computer files, materials and other property owned by the Company.
     b. He acknowledges and agrees that he is subject to the provisions of the Proprietary Information and Employee Inventions Agreement regarding use and disclosure of Confidential Information (as defined therein).
     c. He acknowledges and agrees that he is subject to the portion of the Agreement dated as of ____________, 1997 between the undersigned and Synthetech regarding noncompetition and nonsolicitation.
2. Synthetech acknowledges that it has the financial obligation to the undersigned pursuant to Section 9 and 10 of the Agreement dated as of ____________, 1997 between the undersigned and Synthetech.
IN WITNESS WHEREOF, the parties have executed this Declaration and Acknowledgement.



                          __________________________________
                          _____________________


                          SYNTHETECH, INC.


                          By:________________________________
                          Name:______________________________
                          Title:_____________________________

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